As filed with the Securities and Exchange Commission on August 20, 2012

Registration No. 333-183143

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3/A

Amendment No 1. to
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA CORD BLOOD CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

48th Floor, Bank of China Tower
1 Garden Road
Central
Hong Kong S.A.R.
Tel: (852) 3605-8180
Fax: (852) 3605-8181
(Address and telephone number of registrant’s principal executive offices)

Law Debenture Corporate Services, Inc.
400 Madison Avenue, Suite 4D
New York, New York 10017
Tel: (212) 750-6474
(Name, address and telephone number of agent for service)

with a copy to:

Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
(212) 407-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 20, 2012

PROSPECTUS

22,903,454 Ordinary Shares

CHINA CORD BLOOD CORPORATION

This prospectus relates to the resale of up to 22,903,454 ordinary shares, par value $0.0001 per share (the “Conversion Shares”), issuable upon conversion of $65,000,000 currently outstanding aggregate principal amount of our 7% senior convertible notes due 2017 (the “Convertible Notes”). The Conversion Shares are being offered by the selling shareholder (the “Selling Shareholder”) identified in this prospectus. We may add, update or change the selling shareholders identified in this prospectus in a prospectus supplement. To the extent that a statement made in a prospectus supplement conflicts with statements made in this prospectus, the statements made in the prospectus supplement will be deemed to modify or supersede those made in this prospectus.

We will not receive any of the proceeds from the sale of the Conversion Shares by the Selling Shareholder. See “Use of Proceeds.” The Selling Shareholder may sell its Conversion Shares on any stock exchange, market or trading facility on which our ordinary shares are traded or quoted or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution.”

Our ordinary shares are traded on the New York Stock Exchange under the symbol “CO.” The closing price for our ordinary shares on the New York Stock Exchange on August 20, 2012 was $2.69 per share.

Our principal offices are located at 48th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong S.A.R. Our telephone number at that address is (852) 3605-8180.

Investing in our ordinary shares involves risks. You should consider carefully the risk factors referred to in this prospectus on page 4 and in any applicable supplement to this prospectus before purchasing any Conversion Shares that may be offered.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of the Conversion Shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2012

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements incorporated by reference into this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks referred to under “Risk Factors” on page 4 before making an investment decision.

Unless otherwise stated or indicated in this prospectus,

•	references to “CCBC”, the “Company”, “we”, “us” or “our” refer to China Cord Blood Corporation (together with its subsidiaries and affiliated entities);

•	references to “PRC” or “China” refer to the People’s Republic of China;

•	references to “dollars” or “$” refer to the legal currency of the United States; and

•	references to “Renminbi” or “RMB” refer to the legal currency of China.

Overview

We are the leading provider of cord blood banking services in China. We provide cord blood processing and storage services for expectant parents interested in capturing the opportunities made available by evolving medical treatments and technologies such as cord blood transplants. We also preserve cord blood units donated by the public, provide matching services on such donated units and deliver matching units to patients in need of transplants. Our Beijing-based subsidiary, Beijing Jiachenhong Biological Technologies Co., Ltd., or Jiachenhong, was the operator of the first licensed cord blood bank in China. The PRC government only grants one cord blood banking license per province or municipality. According to the Notice on Guiding Principles Regarding Planning and Establishment of the Blood Station published by China’s Ministry of Health in December 2005, and also an extension notice published in February 2011, the PRC government intends to authorize up to ten cord blood banks. To date, it has authorized seven such licenses. Our operations currently benefit from multiple exclusive cord blood banking licenses issued in China, including our licenses for Beijing, Guangdong and Zhejiang. We also have a 19.9% equity interest in Shandong Province Qilu Stem Cells Engineering Co., Ltd., the operator of the exclusive licensed cord blood bank in Shandong province.

Our cord blood banking network is the largest in China. The aggregate number of births in our operating regions including Beijing, Guangdong and Zhejiang was estimated to be approximately 1.9 million in 2010, accounting for approximately 47% of the total newborn population in the seven provinces and municipalities that have been authorized or issued cord blood banking licenses to date, according to the National Bureau of Statistics of China. We believe our leading market position and track record of growing our subscriber base positions us well to continue to expand our presence in China. According to the National Bureau of Statistics of China, the nation has a newborn population of approximately 16.0 million in 2010; and according to the CIA World Factbook, China had the second largest newborn population in the world. Cord blood banking as a precautionary healthcare measure is still a relatively new concept in China, with penetration rates that we estimate to be less than 1% of China’s overall newborn population. We expect the demand for cord blood banking services will continue to grow due to factors such as rapidly rising disposable income in the PRC, China’s one-child policy, and increasing public awareness of the benefits of cord blood and hematopoietic stem cell related therapies.

Furthermore, we are the largest shareholder with a 14.1% (as of March 31, 2012) equity interest in Cordlife Limited, which operates in developing markets such as Indonesia, India and the Philippines and we are also the largest shareholder with a 10.5% (as of March 31, 2012) equity interest in Cordlife Group Limited (“Cordlife”), which operates in mature markets such as Singapore and Hong Kong, and was listed on the Singapore Exchange on March 29, 2012. We expect that such strategic positioning will provide us the strategic exposure in attractive markets such as India and Indonesia and to mature operations in mature markets, such as Singapore and Hong Kong.

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We have developed a highly effective sales and marketing platform that has enabled us to consistently grow our cord blood subscriber base in the markets we serve. Our 448-person sales team has direct access to expectant parents through exclusive collaboration with over 266 hospitals in Beijing, Guangdong and Zhejiang. We also cooperate with local government family planning agencies and utilize a variety of marketing programs, including media advertising, seminars and pre-natal classes, to further educate expectant parents on the benefits of cord blood banking. Our accumulated samples deposited by subscribers have grown from 23,322 in March 2007 to 239,754 in March 2012.

We generate substantially all of our revenues from subscription fees. The standard payment arrangement for our services consists of processing fees payable at the time of subscription and storage fees payable by our subscribers on an annual basis for as long as the contracts remain effective, which typically have a contract period of 18 years. The contracts can be terminated early by the parents at each anniversary of the contract or further extended, at the option of the children, after reaching adulthood. This payment structure provides us with a steady stream of recurring revenue and cash flow. The proportion of our storage fee revenue increased from 20.9% for the year ended March 31, 2011 to 26.0% for the year ended March 31, 2012. We expect the percentage of our recurring revenue will continue to grow as we expand our subscriber base.

We recorded revenues and net income of RMB380.5 million ($60.4 million) and RMB142.0 million ($22.5 million), respectively, during our fiscal year ended March 31, 2012.

CCBC’s principal executive office is located at 48th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong S.A.R. Its telephone number is (852) 3605-8180. Our website, which contains additional information about our company, can be accessed at: http://www.chinacordbloodcorp.com, but that information is not part of this prospectus.

Recent Developments

On April 27, 2012, we completed the sale of $65 million in aggregate principal amount of Convertible Notes, which Convertible Notes are convertible into ordinary shares at a conversion price of $2.838 per share, to the Selling Shareholder, KKR China Healthcare Investment Limited, a Cayman Islands limited company (“KKRCHL”) whose sole member is KKR China Growth Fund L.P., a fund managed by Kohlberg Kravis Roberts & Co. L.P. The conversion price is subject to customary anti-dilution adjustments. The terms of the Convertible Notes and the other agreements entered into in connection with the financing related thereto (the “Financing”) are described in the Annual Report on Form 20-F for our fiscal year ended March 31, 2012, which we filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2012 (the “Annual Report”) and which is incorporated herein by reference.

On August 15, 2012, we entered into a share purchase agreement (the “Share Purchase Agreement”) with Cordlife, pursuant to which we are obligated to sell to Cordlife, and Cordlife is obligated to purchase, 7,314,015 ordinary shares of the Company held as treasury shares for a total purchase price of approximately $20.8 million. Contemporaneously, China Stem Cells (South) Company Limited (“CSCS”), our 90% owned subsidiary organized under the laws of the British Virgin Islands, entered into a shares repurchase agreement (the “Shares Repurchase Agreement”) with Cordlife (Hong Kong) Limited (“Cordlife HK”) to repurchase the 10% of its shares currently held by Cordlife HK for approximately $16.8 million. The closing of the sale under the Share Purchase Agreement is conditioned upon a Cordlife board member nominee being appointed by us and Cordlife receiving satisfactory evidence of such appointment and satisfaction or waiver of other customary conditions, including compliance with covenants and the truth and correctness of representations and warranties provided in the Share Purchase Agreement, including that no material adverse effect shall have occurred with respect to us and our subsidiaries, all conditions precedent to the consummation of the Shares Repurchase Agreement shall have been met, receipt by us of a fairness opinion from our financial advisor regarding the transactions contemplated by the Share Purchase Agreement and Shares Repurchase Agreement, approval of such transactions by the shareholders of Cordlife and receipt of the consent of KKRCHL in such regard, delivery of a legal opinion of Cayman Islands counsel and the New York Stock Exchange (“NYSE”) not having objected thereto. The terms of the Share Purchase Agreement and the Shares Repurchase Agreement are described in the Report of Foreign Private Issuer on Form 6-K for August 2012 which we submitted to the SEC on August 15, 2012 and which is incorporated herein by reference.

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The Offering

Ordinary shares being registered hereunder	22,903,454 ordinary shares issuable upon conversion of $65,000,000 currently outstanding aggregate principal amount of Convertible Notes.

Ordinary shares outstanding as of August 20, 2012	73,140,147 ordinary shares.

Use of Proceeds	We will not receive any of the proceeds from the sale of the Conversion Shares by the Selling Shareholder.

Risk Factors

An investment in the Conversion Shares involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus or incorporated by reference into this prospectus and our Annual Report and, in particular, you should evaluate the risk factors referred to under the caption “Risk Factors” herein, set forth in any prospectus supplement and set forth in the documents incorporated by reference herein.

NYSE Symbol	CO

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RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, including the Conversion Shares, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•	the risks described in our Annual Report, which is incorporated by reference into this prospectus; and

•	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating hereto.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer, and the trading price of our securities could decline.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this prospectus, including the documents incorporated by reference herein, are forward-looking statements. These forward-looking statements can be identified by words or phrases such as “may”, “will”, “expect”, “anticipate”, “estimate”, “ plan”, “believe”, “is/are likely to” or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

•	our goals and strategies;

•	our future business development, financial condition and results of operations;

•	the expected market growth for cord blood banking services in China;

•	our ability to grow our business;

•	market acceptance of cord blood banking in general and our services in particular;

•	our ability to expand our operations;

•	our ability to stay abreast of market trends and technological changes;

•	changes in PRC governmental policies and regulations relating to our industry; and

•	fluctuations in general economic and business conditions in China.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, we cannot assure you that our expectations will turn out to be correct. Our actual results could be materially different from our expectations.

This prospectus, including the documents incorporated by reference herein, also contains data related to the cord blood banking industry. These market data include projections that are based on a number of assumptions. The cord blood banking market may not grow at the rate projected by market data, or at all. The failure of this market to grow at the projected rate may have a material adverse effect on our business and the market price of our ordinary shares. Furthermore, if any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus, including the documents incorporated by reference herein, relate only to events or information as of the date on which the statements are made in this prospectus. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

We will not receive any portion of the net proceeds from the sale of the Conversion Shares by the Selling Shareholder.

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SELLING SHAREHOLDER

The Conversion Shares being offered by the Selling Shareholder are those issuable by us from time to time upon conversion of the Convertible Notes. For additional information regarding the issue of the Convertible Notes, see “Recent Developments” above and the information incorporated by reference herein. We are registering the Conversion Shares in order to permit the Selling Shareholder to offer the Conversion Shares for resale from time to time. Mr. Julian J. Wolhardt, an employee of an affiliate of the Selling Shareholder, has been one of our directors since April 27, 2012. Except for the ownership of the Convertible Notes, the Selling Shareholder has not had any material relationship with us within the past three years. In addition, except for the obligations we have to the Selling Shareholder pursuant to the terms of the agreements entered into in connection with the Financing as described in our Annual Report, which is incorporated herein by reference into this prospectus, and the relationship of Mr. Wolhardt with the Selling Shareholder, we do not have any continuing relationship with the Selling Shareholder.

The Selling Shareholder is not a broker-dealer. However, the Selling Shareholder is an affiliate of a broker-dealer. The Selling Shareholder did not acquire the Convertible Notes in the Financing as compensation for underwriting activities. The table below lists the Selling Shareholder and other information regarding the beneficial ownership of our ordinary shares by the Selling Shareholder. In the event that we add, update or change the Selling Shareholder identified in this prospectus, we will do so by means of a prospectus supplement.

The second column lists the number of our ordinary shares beneficially owned by the Selling Shareholder, based on its ownership of the Convertible Notes, as of August 20, 2012, assuming conversion of all of the Convertible Notes held by the Selling Shareholder on that date at the initial conversion price of $2.838 per share.

The third column lists the Conversion Shares being offered by this prospectus by the Selling Shareholder.

The fourth column assumes the sale of all of the Conversion Shares offered by the Selling Shareholder pursuant to this prospectus.

The Selling Shareholder may sell all, some or none of its Conversion Shares in this offering.  See “Plan of Distribution.”

Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to Offering(1)			Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering
	Number		Percent		Number	Percent
KKR China Healthcare Investment Limited	22,903,454	(2)	24.8%	22,903,454	—	—

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the footnotes to this table, we believe the Selling Shareholder named in the table has sole voting and sole investment power with respect to the shares set forth opposite its name. Percentage of ownership is based on 69,456,030 ordinary shares outstanding as of August 20, 2012, excluding shares owned by us.

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(2)	Represents Conversion Shares issuable upon conversion of the Convertible Notes issued to KKRCHL in the Financing at the initial conversion price of $2.838 per share. KKR China Growth Fund L.P., a Cayman Islands limited partnership (“China Growth Fund”), is the sole member of KKRCHL. KKR Associates China Growth L.P., a Cayman Islands limited partnership (“Associates China”), is the sole general partner of China Growth Fund. KKR China Growth Limited, a Cayman Islands limited company (“China Fund”), is the sole general partner of Associates China. KKR Fund Holdings L.P., a Cayman Islands limited partnership (“Fund Holdings”), is the sole shareholder of China Fund. KKR Fund Holdings GP Limited, a Cayman Islands limited company (“Fund Holdings GP”), is the general partner of Fund Holdings. KKR Group Holdings L.P., a Cayman Islands limited partnership (“Group Holdings”), is the sole shareholder of Fund Holdings GP and a general partner of Fund Holdings. KKR Group Limited, a Cayman Islands limited company (“KKR Group”), is the general partner of Group Holdings. KKR & Co. L.P., a Delaware limited partnership (“KKR & Co.”), is the sole shareholder of KKR Group. KKR Management LLC, a Delaware limited liability company (“KKR Management”), is the general partner of KKR & Co. As a result of the foregoing, each of China Growth Fund (as the sole member of KKRCHL), Associates China (as the sole general partner of China Growth Fund), China Fund (as the sole general partner of Associates China), Fund Holdings (as the sole shareholder of China Fund), and Fund Holdings GP (as the general partner of Fund Holdings) may be deemed to beneficially own the securities that may be deemed to be beneficially owned by KKRCHL. Each of Group Holdings (as the sole shareholder of Fund Holdings GP and a general partner of Fund Holdings), KKR Group (as the general partner of Group Holdings), KKR & Co. (as the sole shareholder of KKR Group), and KKR Management (as the general partner of KKR & Co.) may be deemed to beneficially own the securities that may be deemed to be beneficially owned by KKRCHL. In addition, Messrs. Kravis and Roberts (as the designated members of KKR Management) may be deemed to beneficially own the securities held by KKRCHL. The foregoing shall not be deemed to constitute an admission by any of the foregoing persons (other than KKRCHL) that it is the beneficial owner of any Conversion Shares and such beneficial ownership is expressly disclaimed.

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PLAN OF DISTRIBUTION

We are registering the Conversion Shares issuable upon conversion of the Convertible Notes.  We will not receive any of the proceeds from the sale by the Selling Shareholder of the Conversion Shares. We will bear all fees and expenses incident to our obligation to register the Conversion Shares.

The Selling Shareholder may sell all or a portion of the Conversion Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or from the purchasers of the Conversion Shares. The Conversion Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

▪	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

▪	in the over-the-counter market;

▪	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

▪	through the writing of options, whether such options are listed on an options exchange or otherwise;

▪	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

▪	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

▪	in an exchange distribution in accordance with the rules of the applicable exchange;

▪	in privately negotiated transactions;

▪	in short sales;

▪	in sales pursuant to Rule 144;

▪	by broker-dealers that may agree with the Selling Shareholder to sell a specified number of such Conversion Shares at a stipulated price per share;

▪	by a combination of any such methods of sale; and

▪	by any other method permitted pursuant to applicable law.

If the Selling Shareholder effects such transactions by selling the Conversion Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the Conversion Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the Conversion Shares or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Conversion Shares in the course of hedging in positions they assume. The Selling Shareholder may also sell Conversion Shares short and deliver Conversion Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholder may also loan or pledge Conversion Shares to broker-dealers that in turn may sell such shares.

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The Selling Shareholder may pledge or grant a security interest in some or all of the Convertible Notes or Conversion Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Conversion Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, as amended, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholder also may transfer and donate the Conversion Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholder and any broker-dealer participating in the distribution of the Conversion Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Conversion Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of the Conversion Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Conversion Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Conversion Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Shareholder will sell any or all of the Conversion Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Conversion Shares by the Selling Shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Conversion Shares to engage in market-making activities with respect to the Conversion Shares. All of the foregoing may affect the marketability of the Conversion Shares and the ability of any person or entity to engage in market-making activities with respect to the Conversion Shares.

We will pay all expenses of the registration of the Conversion Shares pursuant to the related registration rights agreement, estimated to be $55,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholder against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the Selling Shareholder will be entitled to contribution. We may be indemnified by the Selling Shareholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Conversion Shares will be freely tradable in the hands of persons other than our affiliates.

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EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration and FINRA filing fees, are estimated.

SEC registration fee	$7,450

FINRA fees	$10,250

Legal fees and expenses	$25,000

Printing fees and expenses	$5,000

Accounting fees and expenses	$3,000

Miscellaneous fees and expenses	$4,300

Total	$55,000

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended March 31, 2012, filed with the SEC on July 31, 2012;

•	our Report of Foreign Private Issuer on Form 6-K for August 2012 submitted to the SEC on August 15, 2012;

•	the description of the ordinary shares contained in our Registration Statement on Form F-1, as amended, under the Securities Act, as originally filed with the SEC on August 28, 2009 (Registration No. 333-161602) under the heading “Description of Securities” and as incorporated into our Registration Statement on Form 8-A, filed with the SEC on November 12, 2009;

•	any Form 20-F, 10-K, 10-Q or 8-K filed with the SEC after the date of this prospectus and prior to the termination of this offering of securities (except to the extent such reports are furnished but not filed with the SEC); and

•	any Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that any such report expressly states that we incorporate it by reference in this prospectus.

We also incorporate by reference all documents we file or furnish under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the amendment to the registration statement of which this prospectus is a part and before the effectiveness of such registration statement, provided that any documents so furnished shall be incorporated by reference only to the extent that any such document expressly states that we incorporate by reference in this prospectus. Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to Albert Chen, Chief Financial Officer; 48th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong S.A.R. The telephone number at our executive office is (852) 3605-8180.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

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INDEMNIFICATION

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except that such indemnity shall not extend to any matter in respect of any fraud or dishonesty.

This provision, however, will not eliminate or limit liability arising under federal securities laws. Our Memorandum and Articles of Association do not eliminate our director’s fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited us and our shareholders. This provision should not affect the availability of a claim or right of action based upon a director’s fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to legal matters of United States federal securities and New York State law. The validity of the Conversion Shares offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman (Cayman) Limited. Legal matters as to PRC law will be passed upon for us by JunZeJun Law Offices. Conyers Dill & Pearman (Cayman) Limited and Loeb & Loeb LLP may rely upon JunZeJun Law Offices with respect to matters governed by PRC law.

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EXPERTS

The consolidated financial statements of China Cord Blood Corporation as of March 31, 2011 and 2012 and for each of the years in the three-year period ended March 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2012 have been incorporated by reference herein and in the registration statement of which this prospectus forms a part in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The offices of KPMG are located at 8/F, Prince’s Building, 10 Chater Road, Central, Hong Kong.

The statements included or incorporated by reference in this prospectus and the registration statement to the extent they constitute matters of PRC law, have been reviewed and confirmed by JunZeJun Law Offices, PRC counsel to us, as experts in such matters, and are included or incorporated by reference in this prospectus and the registration statement in reliance upon such review and confirmation. The offices of JunZeJun Law Offices are located at 5-6/F, South Tower, Financial Street Center, A9 Financial Street, Xicheng District, Beijing 100033, PRC.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of the Conversion Shares pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and China Cord Blood Corporation, reference is made to the registration statement.

China Cord Blood Corporation furnishes reports and other information to the SEC. You may read and copy any document we furnish at the SEC’s public reference facilities and the website of the SEC referred to above. China Cord Blood Corporation’s file number with the SEC is 001-34541, and we began filing through EDGAR beginning on July 7, 2009.

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ENFORCEMENT OF CIVIL LIABILITIES

We are registered under the laws of the Cayman Islands by way of continuation as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us, our officers and directors.

We have appointed Law Debenture Corporate Services Inc., 400 Madison Avenue, Suite 4D, New York, New York 10017, as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman (Cayman) Limited, our counsel as to Cayman Islands law, and JunZeJun Law Offices, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman (Cayman) Limited have informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities law will be determined by the courts of the Cayman Islands as penal or punitive in nature. The courts of the Cayman Islands may not recognize or enforce such judgments against a Cayman company, and because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. Conyers Dill & Pearman (Cayman) Limited has further advised us that the courts of the Cayman Islands would recognize a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

JunZeJun Law Offices, our PRC counsel, has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. JunZeJun Law Offices has advised us further that under PRC law, a foreign judgment, which does not otherwise violate basic legal principles, state sovereignty, safety or social public interest, may be recognized and enforced by a PRC court, based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no treaty or other form of reciprocity between China and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by U.S. courts.

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22,903,454 Ordinary Shares

CHINA CORD BLOOD CORPORATION

Ordinary Shares

 PROSPECTUS

[_________], 2012

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information in this prospectus is complete and accurate as of the date on the cover, but the information may change in the future.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. CCBC’s Memorandum and Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except that such indemnity shall not extend to any matter in respect of any fraud or dishonesty.

This provision, however, will not eliminate or limit liability arising under federal securities laws. Our Memorandum and Articles of Association do not eliminate our directors’ fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited us and our shareholders. This provision should not affect the availability of a claim or right of action based upon a director’s fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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Item 9.  Exhibits

Exhibit No.	Description
4.1	Registration Rights Agreement between China Cord Blood Corporation and KKR China Healthcare Investment Limited dated April 27, 2012 (1)
5.1	Opinion of Conyers Dill & Pearman (Cayman) Limited*
10.1	Convertible Note Purchase Agreement between China Cord Blood Corporation and KKR China Healthcare Investment Limited dated April 12, 2012 (1)
23.1	Consent of Conyers Dill & Pearman (Cayman) Limited (included in Exhibit 5.1)*
23.2	Consent of KPMG, independent registered public accounting firm*
23.3	Consent of JunZeJun Law Offices*
24.1	Power of Attorney (included in signature page of this registration statement)*

*	Previously filed.
(1)	Incorporated by reference to the Report of Foreign Private Issuer on Form 6-K of the Registrant, submitted to the SEC on April 30, 2012.

Item 10.  Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong S.A.R., Country of People’s Republic of China on August 20, 2012.

CHINA CORD BLOOD CORPORATION

By:	/s/ Ting Zheng
Ting Zheng
Chairperson and Chief Executive Officer

Signature	Title	Date

/s/ Ting Zheng	Chief Executive Officer, Chairperson and	August 20, 2012
Ting Zheng	Director
(principal executive officer)

/s/ Albert Chen	Chief Financial Officer and Director	August 20, 2012
Albert Chen	(principal accounting and financial officer)

*	Director	August 20, 2012
Mark D. Chen

*	Director	August 20, 2012
Ken Lu

*	Director	August 20, 2012
Jennifer J. Weng

*	Director	August 20, 2012
Julian J. Wolhardt

By:	/s/ Albert Chen
Attorney-in-Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of China Cord Blood Corporation, has signed this registration statement or amendment thereto in New York, New York on August 20, 2012.

Authorized U.S. Representative

By:	/s/ Mitchell S. Nussbaum
Name:	Mitchell S. Nussbaum

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INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Registration Rights Agreement between China Cord Blood Corporation and KKR China Healthcare Investment Limited dated April 27, 2012 (1)
5.1	Opinion of Conyers Dill & Pearman (Cayman) Limited*
10.1	Convertible Note Purchase Agreement between China Cord Blood Corporation and KKR China Healthcare Investment Limited dated April 12, 2012 (1)
23.1	Consent of Conyers Dill & Pearman (Cayman) Limited (included in Exhibit 5.1)*
23.2	Consent of KPMG, independent registered public accounting firm*
23.3	Consent of JunZeJun Law Offices*
24.1	Power of Attorney (included in signature page of this registration statement)*

*	Previously filed.
(1)	Incorporated by reference to the Report of Foreign Private Issuer on Form 6-K of the Registrant, submitted to the SEC on April 30, 2012.

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